As filed with the Securities and Exchange Commission on February 27, 1998
                                                     Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NEWCOM, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                      95-4485355
  ------------------------------                 ------------------------------
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)

         31166 Via Colinas
   Westlake Village, California                              91362
  ------------------------------                 ------------------------------
       (Address of Principal                               (Zip Code)
        Executive Offices)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                                             COPY TO:
                                                     Jorge A. del Calvo, Esq.
              Sultan W. Khan                         L. William Caraccio, Esq.
               NewCom, Inc.                        Pillsbury Madison & Sutro LLP
             31166 Via Colinas                          2550 Hanover Street
        Westlake Village, CA 91362                      Palo Alto, CA 94305
              (818) 597-3200                              (650) 233-4500
      -------------------------------             ------------------------------
   (Name, address and telephone number,
including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
    Title of          Amount     Proposed Maximum        Proposed          Amount of
  Securities To        To Be      Offering Price     Maximum Aggregate   Registration
  Be Registered     Registered     per Share(1)      Offering Price(1)        Fee(2)
--------------------------------------------------------------------------------------

  Common Stock,      1,000,000        $12.75            $12,750,000         $3,761.25
par value $0.001
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Stock on the Nasdaq National Market System.
(2) The Registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                       ----------------------------------

The Registration Statement shall become effective upon filing in accordance with
Rule 462 under the Securities Act of 1933, as amended.
---------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

         * Information required by Part I to be contained in the
    Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (a) The Registrant's Prospectus filed pursuant to rule 424(b)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on September 17, 1997;

         (b)   The Registrant's Form 10-Q for the quarter ending August 31,
               1997;

         (c)   The Registrant's Form 10-Q for the quarter ending November 30,
               1997;

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 15, 1997.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Restated Certificate of Incorporation and the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         See Index to Exhibits to this Form S-8, which is incorporated herein by reference.

Item 9.  Undertakings.
------   ------------

               (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on February 24, 1998.

                                      NEWCOM, INC.



                                      By         /s/ Sultan W. Khan
                                        ---------------------------------------
                                                     Sultan W. Khan
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sultan W. Khan and Steven C. Veen, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:


       Name                         Title                            Date
       ----                         -----                            ----


/s/ Sultan W. Khan       President, Chief Executive Officer    February 24, 1998
------------------------ and Director (Principal Executive
   Sultan W. Khan        Officer) and Director


/s/ Asif M. Khan         Executive Vice President and          February 18, 1998
------------------------ Director
    Asif M. Khan

/s/ Steven C. Veen       Vice President, Finance and Chief     February 18, 1998
------------------------ Financial Officer (Principal
   Steven C. Veen        Financial and Accounting Officer)


/s/ Michael I. Froch     Secretary and Director                February 18, 1998
------------------------
  Michael I. Froch


/s/ Zane R. Alsabery     Director                              February 23, 1998
------------------------
  Zane R. Alsabery


/s/ James M. Curran      Director                              February 19, 1998
------------------------
   James M. Curran


                         Director                              February __, 1998
------------------------
    Saied Kashani


/s/ Gerald S. Papazian   Director                              February 18, 1998
------------------------
 Gerald S. Papazian


/s/ Richard A. Rappaport Director                              February 20, 1998
------------------------
Richard A. Rappaport



                         Director                              February __, 1998
------------------------
 Alexander Remington

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number     Exhibit
-------    -------

  4.1 Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(i)(2) to Amendment No. 2 to the Registrant's Form S-1, filed August 26, 1997.


  4.2      Bylaws of the Registrant, as amended, incorporated by reference to
           Exhibit 3(ii) to Amendment No. 2 to the Registrant's Form S-1, filed August 26, 1997.


  4.3      Registrant's 1997 Stock Incentive Plan, incorporated by reference to
           Exhibit 10.6 to Amendment No. 2 to the Registrant's Form S-1, filed August 26, 1997.


  5.1      Opinion of Pillsbury Madison & Sutro LLP, filed herewith.


 23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, a Professional Corporation, filed herewith.


 23.2      Consent of Pillsbury Madison & Sutro LLP, included in Exhibit 5.1.


 24.1      Power of Attorney, included on page 5